UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	July 24, 2008

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2008, John P. Crowley tendered his resignation as Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc. (the “Company”) effective August 15, 2008.  Mr. Crowley served as the Company’s principal financial officer.

Effective August 15, 2008 and pending the completion of the Company’s search and the appointment of a successor to Mr. Crowley, Lisa R. Hood, the Company’s Senior Vice President and Controller, will perform the duties of Chief Financial Officer and principal financial officer.  During this interim period Ms. Hood will also continue her duties as the Company’s Controller and principal accounting officer.

Item 8.01 – Other Events.

On July 24, 2008, the Company issued a press release entitled “FairPoint Communications Announces Management Changes” (the “Press Release”). The Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley

	Name:	John P. Crowley
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 24, 2008